                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 5.1


                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

         KNOXVILLE OFFICE                                                                   DOWNTOWN OFFICE:
 900 SOUTH GAY STREET, SUITE 1700                      REPLY TO:                             AMSOUTH CENTER
       KNOXVILLE, TN 37902                           AMSOUTH CENTER                 315 DEADERICK STREET, SUITE 2700
          (865) 521-6200                    315 DEADERICK STREET, SUITE 2700            NASHVILLE, TN 37238-3001
                                                NASHVILLE, TN 37238-3001                     (615) 742-6200
          MEMPHIS OFFICE                             (615) 742-6200
    THE TOWER AT PEABODY PLACE                                                             MUSIC ROW OFFICE:
   100 PEABODY PLACE, SUITE 950                    WWW.BASSBERRY.COM                      29 MUSIC SQUARE EAST
      MEMPHIS, TN 38103-2625                                                            NASHVILLE, TN 37203-4322
          (901) 543-5900                                                                     (615) 255-6161


                                December 8, 2003

Civitas BankGroup, Inc.
4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee  37067

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 401(k) Profit Sharing Plan (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 300,000 shares (the "Shares") of common stock, $.50 par value, issuable pursuant to the Plan.

         In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,


                                          /s/ Bass, Berry & Sims PLC